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                                                                   EXHIBIT 10.17



                                CONTRACT OF SALE

                                    between


                       ROSEMEADE PARK LIMITED PARTNERSHIP

                                     SELLER


                                      AND


                         UNITED INVESTORS REALTY TRUST

                                     BUYER


                     pertaining to the sale and purchase of


                         ROSEMEADE PARK SHOPPING CENTER
                               CARROLLTON, TEXAS
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                                CONTRACT OF SALE

         This Contract of Sale (the "Contract") is made and entered into by and between ROSEMEADE PARK LIMITED PARTNERSHIP, a Texas limited partnership having its principal office at c/o United Commercial Development, Inc., 7001 Preston Road, Suite 225, Dallas, Texas 75205 ("Seller"), and UNITED INVESTORS REALTY TRUST, a Texas real estate investment trust having its principal office at 5847 San Felipe, Suite 850, Houston, Texas 77057 ("Buyer").

                                   ARTICLE I
                                 DEFINED TERMS

         1.1 Definitions. As used herein, the following terms shall have the meanings set forth below:

         "Anchor Tenant" means any Tenant at the Project that (i) leases and occupies 8,000 square feet or more at the Project, (ii) leases and occupies more space than any other Tenant at the Project, or (iii) leases and occupies space in at least 25 other shopping centers throughout the United States (i.e., with the last alternative not being applicable to a franchisee unless the franchisee itself leases and occupies space in at least 25 other shopping centers throughout the United States).

         "Business Day" means any day other than a Saturday or Sunday on which Federal Savings Banks in Dallas, Texas are open for business.

         "Closing" means consummation of the purchase of the Project by Buyer from Seller in accordance with the terms and conditions of Article VIII.

         "Closing Date" means the date specified in Section 8.1 on which the closing will be held.

         "Contract Date" means the later of the two dates set forth immediately above each of the signatures of the parties hereto, on the signature page hereof.

         "Earnest Money Deposit" means the moneys deposited by Buyer in escrow with the Title Company at the time and in the amount specified in Section 3.2.

         "Improvements" means the neighborhood shopping center (the "Shopping Center") known as Rosemeade Park Shopping Center, containing approximately 49,500 square feet of improved retail space, located in Carrollton, Texas, the fixtures and other improvements now or hereafter situated upon the tract of land described on Exhibit "A".

         "Inspection Period" means the period commencing on the Contract Date and ending thirty (30) days thereafter.

         "Land" means that certain tract of land located in Denton County, Texas, and being more fully described on Exhibit "A", together with all rights appurtenant thereto.
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         "Leases" means all currently effective leases for space in the
Improvements, including all amendments and modifications thereto and any and all other agreements with Tenants.

         "Permitted Exceptions" means those exceptions or conditions that affect or may affect title to the Project that are approved or deemed to be approved by Buyer in accordance with Section 4.3 or Section 4.4.

         "Personal Property" means (a) all tangible personal property, if any, owned by Seller and located on or attached to the Real Property (but not including any tangible personal property owned or leased by Tenants), (b) Seller's interest in all personal property leases, licenses, permits, plans, studies, and utility arrangements with respect to the Real Property, (c) Seller's interest in all service, maintenance, management or other contracts relating to the ownership or operation of the Real Property, (d) Seller's interest in all warranties and guaranties, if any, relating to the Real Property and the Trade Names, and (e) Seller's interest, if any, in the Trade Name.

         "Project" means, collectively, the Real Property, the Leases, and the Personal Property for the Shopping Center.

         "Purchase Price" means the total consideration to be paid by Buyer to Seller for the purchase of the Project.

         "Real Property" means the Land and the Improvements for the Shopping Center.

         "Rent Roll" means a schedule for the Project identifying the Tenants at the Project and providing certain information with respect to the Leases in accordance with Section 5.2 (a)(iii).

         "Tenants" means those persons holding rights as tenants of the Shopping Center.

         "Title Company" means Republic Title of Texas, Inc., having its principal office at 300 Crescent Court, Suite 100, Dallas, Texas 75201,
Attention: Ms. Paulette Hubbard, Escrow Officer.

         "Title Underwriter" means Lawyer's Title Insurance Corporation.

         "Trade Name" means the name "Rosemeade Park Shopping Center", as well as any other name utilized in conjunction with the operation of the Project.

         1.2 Other Defined Terms. Certain other defined terms shall have the respective meanings assigned to them elsewhere in this Contract.





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                                   ARTICLE II
                         AGREEMENT OF PURCHASE AND SALE

         On the terms and conditions stated in this Contract, Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase and acquire from Seller, the Project.

                                  ARTICLE III
                                 PURCHASE PRICE

         3.1 Purchase Price. The Purchase Price (herein so called) to be paid by Buyer to Seller shall be Four Million Six Hundred Thousand and No/100 Dollars ($4,600,000.00). The Purchase Price, net of all prorations set forth in this Contract, shall be payable to Seller through the Title Company at the Closing as follows:

         (a) Buyer shall accept title to the Project subject to, without assumption of, or agreement to pay or indemnifying Seller for (except for the matters described in Section 5.3(a) hereof), the then current balance of that certain first lien promissory note (the "Existing Note") as of the Closing Date, which is described below, which note is secured by the following described existing first lien created by that certain deed of trust (the "Existing Lien") of even date therewith, to-wit:

         Promissory Note in the original principal sum of $3,500,000, executed by Seller, made payable to the order of HSA/Wexford Bancgroup, L.L.C. (the "Lender"), dated as of November 10, 1997, secured by a deed of trust to Peter S. Graf, Trustee, also dated as of November 10, 1997, against the Project, such deed of trust having been recorded in the Deed of Trust Records of Denton County, Texas.

         (b) The difference between the Purchase Price and the aggregate unpaid principal balance of the Existing Note as of the Closing Date, shall be paid in cash to Seller at the Closing, subject to prorations and other credits provided for in this Contract.

         3.2 Earnest Money Deposit. Within three (3) business days after the Contract Date, Buyer shall deliver the sum of Fifty Thousand and No/100 Dollars ($50,000.00) as an earnest money deposit (the "Earnest Money Deposit") in cash to the Title Company. The Earnest Money Deposit shall thereafter be held by the Title Company in escrow to be applied or disposed of by it as is provided in this Contract. Provided that Buyer complies with the Title Company's reasonable escrow requirements (e.g., supplying Buyer's taxpayer identification number), the Earnest Money Deposit shall be deposited in an interest-bearing account in a federally insured financial institution located in Dallas County, Texas, reasonably acceptable to the Buyer. All interest earned thereon shall become part of the Earnest Money Deposit. If the purchase and sale hereunder are consummated in accordance with the terms and conditions hereof, the Earnest Money Deposit shall be applied to the Purchase Price at the Closing. In all other events, the Earnest Money Deposit shall be disposed of by the Title Company as provided elsewhere in this Contract.





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                                   ARTICLE IV
                        TITLE AND SURVEY AND INSPECTION

         4.1 Title Commitment. Within three (3) days after the Contract Date, Seller shall order, at its sole cost and expense, a current commitment for Title Insurance for the Project (the "Title Commitment") countersigned by the Title Company, as agent for the Title Underwriter, which Title Commitment shall be furnished to Buyer. The Title Commitment shall contain the express commitment of the Title Company to issue a Texas Form T-1 Owner's Policy of Title Insurance to the extent permitted by Texas law for the Project, which shall otherwise be in form and content consistent with paragraphs 4.3 and 4.4 below. The Title Commitment shall be accompanied by legible copies of all instruments that create or evidence title exceptions affecting the Real Property.

         4.2 Survey. Within three (3) days after the Contract Date, Seller shall order, at its sole cost and expense, a survey for the Project (the "Survey") to be furnished to Buyer. The Survey shall be an update of the October 1997 as-built survey prepared by Hannon Engineering Inc. for the Project (Hannon File No. 962-105) (the "Existing Survey"), which Buyer acknowledges having received prior to the Contract Date. The Existing Survey shall be updated to a date subsequent to the Contract Date and shall be certified to Buyer and the Title Company. The Survey certification shall be in the same form as the certification on the Existing Survey. The metes and bounds description of the Land contained in the Survey, if different from that attached as Exhibit "A" hereto, shall be used for purposes of describing the Real Property in the special warranty deed conveying title to the Real Property from Seller to Buyer.

         4.3 Review of Title Commitment and Survey. Buyer shall have a period of fourteen (14) days (the "Title Review Period") after Seller's delivery to Buyer of both the Title Commitment in accordance with paragraph 4.1 above, in which to review the Title Commitment and the Existing Survey and give written notice to Seller specifying Buyer's objections (the "Objections"), if any, to the Title Commitment and the Existing Survey; moreover, if the Survey shows any encumbrances that were not shown on the Existing Survey, then as to those encumbrances (and only those encumbrances) the Title Review Period shall be extended to seven (7) days after Buyer's receipt of the Survey. If Buyer shall fail to give written notice of Objections to Seller prior to the expiration of the Title Review Period, then all exceptions to title shown on Schedule B of the Title Commitment shall be deemed to be Permitted Exceptions. Buyer agrees that the Existing Lien and the lien for 1998 ad valorem taxes shall be Permitted Exceptions, and Seller agrees that no other lien (i.e., other than the Existing Lien and the lien for 1998 ad valorem taxes) shall be a Permitted Exception.

         4.4 Seller's Obligation to Cure; Buyer's Right to Terminate. If Buyer shall have timely notified Seller in writing of Objections to the Title Commitment or the Survey, then Seller may, but shall not be obligated to, at any time prior to the expiration of the Inspection Period (the "Cure Period"), give written notice ("Seller's Title Cure Notice") to Buyer of Seller's intention to satisfy the Objections prior to Closing. If Seller fails to timely give Buyer the Seller's Title Cure Notice, then Buyer shall have the option, prior to the conclusion of the Inspection Period, to either (i) waive the unsatisfied Objections, in which event those unsatisfied Objections shall become Permitted Exceptions, or (ii) terminate this Contract, in which event the Earnest Money Deposit shall be





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returned to Buyer and Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract; and in this regard, if Buyer delivers a Notice to Continue pursuant to paragraph 4.6 below, then Buyer shall conclusively be deemed to have elected alternative (i).

         4.5 Owner's Title Policy. At the Closing, Seller shall cause a standard T-1 form Owner's Policy of Title Insurance (the "Owner's Title Policy") to be furnished to Buyer by the Title Company. The Owner's Title Policy shall be issued by the Title Underwriter and shall insure that Buyer has good and indefeasible fee simple title to the Project, subject only to (i) rights of tenants in possession, as tenants only, (ii) visible and apparent easements which are shown on the Survey, and (iii) the Permitted Exceptions.
At Buyer's option and cost, the "survey exception" in the Owner's Title Policy shall be modified to read "shortages in area only". The tax exception shall be limited to taxes for the year of Closing and subsequent years not yet due and payable and subsequent assessments for prior years due to change in land usage or ownership. The basic premium for the Owner's Title Policy shall be paid by Seller or, at Buyer's option, the cost of the Owner's Title Policy shall be credited against the Purchase Price, in which event the requirement for title insurance shall be waived.

         4.6     Inspection.

         (a) Buyer shall have the right, during the Inspection Period, to make such examinations, studies, tenant credit checks, appraisals, inspections, engineering, environmental and insurance underwriting tests and investigations (the "Inspections") of the Project as Buyer may deem advisable. Such Inspections shall include, without limitation, review of current operating statements, operating statements for calendar year 1997 and the prior two calendar years (to the extent available), current rent roll, true copies of the latest real estate tax bills, true and complete copies of all service contracts affecting the Project, and any and all other contracts and agreements relating to the Project. Seller shall cooperate with Buyer in making available the Project for Buyer's Inspections, including any and all books and records relating thereto. Buyer shall not inspect any Tenant's premises without being accompanied by a representative of Seller. Buyer may also reinspect the Project prior to Closing to verify that the Project has remained in the same physical shape, ordinary wear and tear excepted, as the Project was during the Inspection Period.

         (b) If Buyer elects for this Contract to remain in full force and effect beyond the Inspection Period, then Buyer, at its sole option, may deliver written notice (the "Notice to Continue") thereof to Seller and Title Company, on or before the expiration of the Inspection Period. Once the Notice to Continue has been given, the Earnest Money Deposit shall become at risk.
If, however, Buyer does not timely deliver the Notice to Continue, or if Buyer notifies Seller and Title Company that Buyer has no further interest in purchasing the Project, then, in either event, the Earnest Money Deposit shall be returned to Buyer, and thereafter Seller and Buyer shall have no further obligations, one to the other, with respect to the subject matter of this Contract.

         (c) Buyer shall indemnify and hold harmless the Seller from and against all loss, liability, damage, injury and claims resulting from Buyer's testing or inspection of the Project; provided, however, this indemnity shall not include, and shall specifically exclude, any loss, liability, damage





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etc. arising out of or resulting from Seller's negligence, gross negligence or willful misconduct and the discovery of any condition that may require remediation under applicable environmental laws. This indemnity shall survive the Closing or termination of this Contract for a period of six months, after which this indemnity shall automatically terminate.

                                   ARTICLE V
                    REPRESENTATIONS, WARRANTIES, COVENANTS,
                            AND AGREEMENTS OF SELLER

         5.1     Representations and Warranties of Seller; Disclaimer.
Seller's representations and warranties set forth in this Contract are true and correct in all material respects as of the Contract Date and will be true and correct in all material respects on the Closing Date. Such representations and warranties, as they relate to facts that exist on the Closing Date, shall survive the Closing and shall not be merged therein, except to the extent actually known by Buyer to be incorrect as to the Closing Date. Seller hereby represents and warrants to Buyer as follows:

         (a) Seller has the full right, power, and authority to sell and convey to Buyer the Project as provided in this Contract and to carry out Seller's obligations hereunder, and all requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been, taken; this Contract constitutes a valid and binding obligation of Seller;

         (b) Seller has no current actual knowledge of any adverse or other parties in possession of the Project, or of any part thereof as lessees, tenants at sufferance, or trespassers, except Tenants referenced in the Rent Roll to be delivered pursuant to Section 5.2(a);

         (c) Seller has not received written notice from any governmental or quasi-governmental agency or insurance underwriter requiring or suggesting that Seller should correct any condition with respect to the Project, which condition remains uncorrected;

         (d) Seller has not received written notice of any pending condemnation action with respect to all or any portion of the Project, and there is no existing condemnation or other legal proceedings relating to all or any portion of the Project by any governmental authority having jurisdiction over all or any part of the Project;

         (e) There is no litigation pending against Seller or the Project other than as may be incurred in the normal course of business and with respect to which Seller's insurance underwriter(s) is responsible or with respect to which Seller shall indemnify and hold harmless Buyer from and after the Closing Date; and Seller has no current actual knowledge that any such litigation has been threatened;

         (f) Seller has no current actual knowledge of any unpaid assessments (governmental or otherwise) for sewers, water, paving, electrical power or otherwise which have been assessed against the Project;





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         (g)     At the Closing, there will be no unpaid bills or claims in connection with any repair of the Improvements or other work performed or material purchased in connection with the Improvements, or in the alternative Seller shall indemnify Buyer from any such bill or claim;

         (h) The Service Contracts, Leases and other agreements delivered to Buyer pursuant to this Contract constitute all contracts, leases or agreements affecting the Project (and the ownership and use thereof); the Ownership Documents delivered pursuant to Section 5.2 herein are true and correct copies of the originals and no other amendments or modifications exist thereto; and each of the Service Contracts (as that term is defined in Section 5.2(a)(vi)) pertaining to the Project is terminable without cause prior to the Closing Date;

         (i) Based on currently applicable taxes known to Seller, Seller has paid all taxes, charges, and assessments (special or otherwise) required to be paid to any taxing authority with respect to the Project (except for taxes and assessments for the current year not yet delinquent);

         (j) The executed Leases, which are to be delivered to Buyer at Buyer's principal office in accordance with the terms of this Contract, are and shall be true and correct originals. No Leases shall be further modified or amended in any material respect without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Except as may be reflected on the current Rent Roll to be delivered to Buyer pursuant to the provisions of Section 5.2 below, (1) no Tenant has given Seller notice of its intention to vacate its leased premises prior to the end of the primary term,
(2) no Tenants are or shall be entitled to any rebates, allowances, rent concessions or free rent for any period subsequent to the Closing, (3) all of the Leases are in full force and effect without current default by Seller or, to the knowledge of Seller, the respective Tenants, (4) All obligations and items of an inducement nature to be performed by the Seller as landlord under any of the Leases or to which Seller otherwise agreed to perform have been fully performed and no commitments have been made to any Tenant for repairs or improvements other than a general landlord requirement for normal maintenance in the future; (5) there are no pending claims asserted by any past or present Tenants for offsets against rent or any other claims (whether monetary or otherwise) made against Seller, as landlord, under the Leases or otherwise; and
(6) there are no fees or commissions payable to any person or entity in regard to the Leases or the Project;

         (k) All financial and operating statements, rent rolls, contracts, agreements and books and records delivered by Seller to Buyer relating to Seller and its business are accurate and complete in all material respects;

         (l) Seller has full right, title and authority to enter into this Contract, without the joinder or consent of any other party, and that no other party has any right, option, interest, or claim to all or any part of the Project (i.e., except the Tenants' rights, as tenants only, under the Leases), whether subject to earnest money contract, option agreement, right of first refusal, reversionary or future interests, or right of reverter; and





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        (m)      Seller is not a foreign person or entity pursuant to the
Foreign Investment in Real Property Tax Act, or the Tax Reform Act of 1986, and Buyer is not obligated to withhold any portion of the Purchase Price for the benefit of the Internal Revenue Service.

BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY STATED IN THIS CONTRACT, SELLER HAS NOT MADE, DOES NOT MAKE -- AND, IN FACT, SPECIFICALLY DISCLAIMS -- ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROJECT, (B) THE INCOME TO BE DERIVED FROM THE PROJECT, (C) THE SUITABILITY OF THE PROJECT FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROJECT OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT, OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROJECT. SPECIFICALLY, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING SOLID WASTE, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., PART 261, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROJECT, OF ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND APPLICABLE STATE LAWS, AND REGULATIONS PROMULGATED THEREUNDER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROJECT, BUYER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROJECT AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROJECT WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THE SALE OF THE PROJECT AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS," EXCEPT TO THE EXTENT EXPRESSLY STATED OTHERWISE IN THIS CONTRACT.

         5.2 Covenants and Agreements of Seller. Seller covenants and agrees with Buyer as follows:

         (a) Within five (5) business days following the Contract Date, Seller shall deliver to Buyer the following items (the "Ownership Documents") with respect to the Project:

                 (i) If and to the extent that Seller has in its possession, copies of "as-built" plans and specifications for the Improvements and copies of the results of all environmental, physical inspections, all structural, mechanical, engineering reports,





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                 soil reports and traffic studies that may have been prepared with respect to the Real Property (if any);

                 (ii) Current certificates of occupancy in the name of the Seller and building permits (if available) for each building within the Project, and, to the extent that Seller has in its possession, a current phase I environmental report and ADA study;

                 (iii) Current Rent Roll for the Project, which Rent Roll shall set forth with respect to each Tenant the following;

                     (A)      the name and street or unit number of the Tenant;

                     (B) the term of the Tenant's Lease, its commencement and expiration dates, any renewal terms or extensions and the base rent and percentage rent, if any, payable thereunder;

                     (C) the amount of monthly base rent and percentage rent, if any, payable by and portion of the Project's CAM and real estate taxes and insurance premiums recoverable from each Tenant and any other payments for which such Tenant is liable;

                     (D) amount of prepaid rent and the amount of security and other deposits due under the Lease and held by Landlord;

                     (E) the amount of any ongoing Lease commission obligations, if any, and to whom such commission is owed and copies of all brokerage commission agreements relating to the Leases;

                     (F) any uncured defaults and the amounts of any unpaid rents, percentage rents, and other payments past due thereunder;

                     (G) the amount of any offsets or credits against rental, if any; and

                     (H) any concessions granted to the Tenant, including, without limitation, free rent, rental rebates or credits, lease take-over arrangements, cash payments, and moving allowances;

                 (iv) Copy of the most recent or current real estate and personal property tax bills or other documentation showing the amount of current real property taxes and the assessed value of the Project;

                 (v) A schedule setting forth property and liability insurance coverage on or affecting the Project and the current premiums therefor together with a written summary of all claims, if any, made against the Project's insurance policies since January 1, 1997.





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                 (vi)    Copies of all existing service, maintenance,
                 operations, and management and other contracts relating to the management, operation or maintenance of the Project (the "Service Contracts"), and any commission agreements affecting the Project;

                 (vii) Copies of true and correct operating income and expense statements with respect to the Project, accurately reflecting the operating history of the Project for calendar years 1995 and 1996 and for year-to-date 1997, together with operating budgets for calendar year 1997 for the Project;

                 (viii) A detailed summary of all capital expenditures for the calendar years 1995 and 1996, and year-to-date 1997, together with the capital expenditure budgets for calendar year 1997 for the Project;

                 (ix) All warranties and guaranties currently in force, if any, relating to the Project or any equipment, appliances or other personalty located in or used on the Real Property and in the possession of Seller or its agents; and

                 (x) True and complete copies of all Leases, including all amendments, extensions and modifications thereof, and the Existing Note and all instruments securing the Existing Note, including the instruments evidencing the Existing Lien, and all amendments, extensions and modifications thereof.

All materials delivered by Seller to Buyer pursuant to this Section 5.2(a) shall be held in confidence by Buyer and disclosed only to its attorneys, accountants, and prospective lenders and securities underwriters and their respective attorneys. If the parties fail to consummate the transaction described herein for any reason other than the Seller's default, Buyer shall return to Seller all materials delivered by or on behalf of Seller pursuant to or in connection with this Contract.

         (b) Seller undertakes and agrees, with respect to the Project, that it will:

                 (i) From the Contract Date until the Closing Date, operate and maintain the Project in a manner consistent with its current practices;

                 (ii) From the Contract Date until the Closing Date, promptly notify Buyer in writing of any litigation, arbitration or administrative hearing before any court or governmental agency concerning or affecting the Project and actually known by Seller, which is instituted or threatened after the Contract Date, and any new leases, or assignments or amendments to any existing Leases, and deliver copies thereof to Buyer, prior to their execution by Seller;

                 (iii) From the tenth (10th) day prior to the expiration of the Inspection Period until the Closing Date, not modify any Lease in any material respect (ie., if such modification changes the information set forth in the Rent Roll as to such Lease), nor terminate any Lease for any reason other than a Tenant's failure to pay rent, nor





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                 commence any judicial action against any Tenant other than in the normal course of business without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed;

                 (iv) From the tenth (10th) day prior to the expiration of the Inspection Period until the Closing Date, not execute any new lease or agree to the terms of any lease renewal without the prior written consent of the Buyer, which consent shall not be unreasonably withheld or delayed;

                 (v) From the Contract Date until the Closing Date, promptly notify Buyer in writing of any notice received from a Tenant of its election to vacate its leased premises or terminate its Lease, or of any election by Seller to terminate any Lease by reason of tenant's default or commence any judicial action against any Tenant;

                 (vi) From the Contract Date until the Closing Date, not sell, exchange, transfer, assign, convey or encumber or otherwise dispose of all or any part of the Project or any interest therein (except for new leases which Seller is otherwise entitled to enter into under the terms hereof, or Buyer is entitled to approve under subsection (iv) of this section), nor shall Seller remove any Personal Property unless Seller shall replace the removed items with similar items of comparable quality;

                 (vii) From the Contract Date until the Closing Date, maintain the Project in a condition and repair comparable to its current condition and repair, except for normal wear and tear;

                 (viii) From the Contract Date until the Closing Date, there will be no rental or other concessions of any nature granted to any Tenant other than those set forth in the Leases and on the Rent Roll delivered to Buyer pursuant to Section 5.2
                 (a)(ii), above;

                 (ix) From the Contract Date until the Closing Date, promptly notify Buyer in writing if Seller discovers any material defect, error or omission in any of the Ownership Documents, detailing the nature of the defect, error or omission;

                 (x) From the Contract Date until the Closing Date, not, without the prior written consent of the Buyer, enter into or modify any Service Contracts which are not terminable without cause on or before the Closing Date; or

                 (xi) From the tenth (10th) day prior to the expiration of the Inspection Period until the Closing Date, not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, consent to any assignment or sublease or other encumbrance by a Tenant of its interest, or any part thereof, in its Lease, except as may be required by the terms of the Lease.

         5.3     Agreements Concerning Existing Note.

         (a) Notwithstanding anything to the contrary contained herein, in the Existing Note, the Existing Lien, or in any other document or agreement made or executed in connection herewith or therewith, it is agreed that Buyer shall accept the Project subject to, but shall not assume, payment of the Existing Note and performance of the agreements of the Existing Liens and any other instrument securing the payment of the Existing Note; provided however, Buyer agrees to assume all obligations under the Existing Note, Existing Lien and other related documents for which Seller is obligated to perform or pay.

         (b) At the Closing, Seller agrees to obtain from the holder of the Existing Note (the "Lender") a Lender's Consent and Estoppel (herein so called) signed by the Lender, confirming that it has no objection to the sale to Buyer of the Project, subject to the unpaid principal balance of the Existing Note as of the Closing Date, without the assumption of liability for the payment of the Existing Note or any other instrument securing the Existing Note. Further, the Lender's Consent and Estoppel shall state as of the date not earlier than the first day of the month in which this Contract is closed, the following:

                 (i) The unpaid balance of principal and accrued interest on the Existing Note;

                 (ii) That there are no past due payments either of principal or interest owing on the Existing Note;

                 (iii) That to the current actual knowledge of the Lender (without any investigation), there are no uncured defaults under the Existing Lien or any other instrument securing the Existing Note;

                 (iv) That the Existing Note, the Existing Lien and all other instruments securing the Existing Note are, to the current actual knowledge of Lender (without any investigation), presently in full force and effect;

                 (v) The amount of any impounds held by the Lender for payment of insurance premiums or ad valorem taxes or other expenses related to the Project and the Existing Lien securing same; and

                 (vi) The amount of each monthly payment and the amount of monthly impounds.

         Buyer agrees to provide Lender with all available information reasonably needed to obtain the Lender's Consent and Estoppel from the Lender.

         (c) Buyer agrees to pay to Lender up to $17,500 of the transfer fee or other costs charged by the Lender, in connection with its agreement to permit the transfer of the Project to the Buyer and obtaining the Lender's Consent and Estoppel, and Seller is obligated to pay any such fees or costs in excess thereof.

         (d) Seller shall not, at any time, either prior to or after Closing, alter, renew, rearrange, restructure or refinance any indebtedness evidenced by the Existing Note or modify the Existing Note or any instrument securing the Existing Note, without the prior written consent of Buyer; and Seller shall neither accept nor request any extension, postponement, indulgence or forgiveness of the Existing Note or the indebtedness evidenced thereby, without the prior written consent of Buyer.

         5.4 Survival Beyond Closing. All of the representations and warranties deemed remade at Closing shall survive Closing but Buyer shall be deemed to have waived any and all rights in respect to the breach thereof unless Buyer gives written notice of the alleged breach thereof within six (6) months following Closing and, further, Buyer shall have waived all rights with respect to all matters specified in any such written notice unless Buyer has instituted litigation in respect thereto within one (1) year following Closing.

                                   ARTICLE VI
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                              AGREEMENTS OF BUYER

         Buyer represents, warrants, covenants, and agrees with, Seller as of the Contract Date, that:

         (a) Buyer has the full right, power, and authority to purchase the Project from Seller as provided in this Contract and to carry out Buyer's obligations under this Contract, and all requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer's obligations hereunder has been, or on the Closing Date will have been, taken; and

         (b) Buyer acknowledges that Buyer has been advised in writing that Buyer should have an abstract covering the Land examined by an attorney of Buyer's own selection or that Buyer should be furnished with or obtain a policy of title insurance.

                                  ARTICLE VII
                 CONDITIONS PRECEDENT TO  BUYER'S  PERFORMANCE

         7.1 Conditions Precedent to Buyer's Obligations. Buyer shall not be obligated to consummate the transaction described in this Contract unless:

         (a) Seller shall have furnished or caused to be furnished to Buyer the Lender's Consent and Estoppel described in Section 5.3;

         (b) Seller shall have performed in all material respects all of the agreements, covenants and obligations contained in this Contract to be performed or complied with by Seller on or prior to the Closing Date;

         (c) All representations and warranties made by Seller hereunder shall be accurate and complete (as to the items covered therein) in all material respects as of the Closing Date;

         (d) The Title Company shall be prepared to deliver at Closing the Owner's Title Policy described in Section 4.5;

         (e) No Anchor Tenant shall be in default under its Tenant Lease and all Service Contracts will terminate as of the Closing Date, except to the extent that Buyer has notified Seller in writing that it will accept an assignment of such contracts, as contemplated by Section 8.2(a)(vi) hereof;

         (f) Tenant estoppel certificates or letters shall have been received by Buyer from (i) all of the Anchor Tenants, and (ii) at least 75% (by square footage at the Project), of the non-anchor tenants at the Project, which estoppel certificates or letters shall confirm the Tenant-based information set forth on the Rent Roll delivered (A) as part of the Ownership Documents, as modified to reflect any non-substantive changes thereto, or (B) with respect to Tenants who have executed new leases since the Contract Date, as reflected on the Rent Roll to be delivered in connection with the Closing; and as to the remaining 25% of the non-anchor tenants, either Tenant Estoppel Certificates have been received by Buyer or Seller has certified in writing the same information set forth in the Estoppel Certificates as to such remaining non-anchor tenants; and

         (g) There shall be no material change in the matters reflected in the Title Commitment or Survey.

         7.2 Termination if Conditions Precedent not Satisfied or Waived. If any of the conditions precedent to the performance of Seller's obligations under this Contract have not been satisfied, waived, or deemed waived by the Buyer within the time frame established herein or otherwise by the Closing Date, then the Buyer may, at its option, by written notice delivered to the obligated party and Title Company, terminate this Contract, in which event the Earnest Money Deposit shall be returned to Buyer and thereafter Buyer and Seller shall have no further obligations, one to the other, with respect to the subject matter of this Contract, subject to the provisions of Article IX hereof.

                                  ARTICLE VIII
                                    CLOSING

         8.1 Date and Place of Closing. The Closing shall take place in the offices of the Title Company. The Closing Date shall be on the thirtieth
(30) day following the expiration of the Inspection Period unless another date is mutually agreed upon in writing by Seller and Buyer.

         8.2     Items to be Delivered at or Prior to the Closing.

         (a) Seller. At the Closing, Seller shall deliver or cause to be delivered to Buyer or the Title Company, the following items fully executed and acknowledged where so indicated by all necessary parties in respect to the
Project:

                 (i) A current commitment by the Title Company to promptly deliver to Buyer an Owner's Title Policy, in the form specified in Section 4.5 (unless waived by Buyer in accordance with the provisions of Section 4.5);

                 (ii) A special warranty deed, duly executed and acknowledged by Seller, in the form of Exhibit "C", subject only to the Permitted Exceptions;

                 (iii) The original Leases, or, if any original Leases are not available, copies of any such Leases certified by Seller as being true, correct and complete;

                 (iv) Duplicate originals of an assignment and assumption of leases (the "Assignment of Leases") in the form attached hereto as Exhibit "D", duly executed by Seller;

                 (v) A bill of sale and assignment in the form, attached hereto as Exhibit "E", duly executed by Seller;

                 (vi) Duplicate originals of an assignment and assumption of Service Contracts (the "Assignment of Service Contracts") in the form or substantially the form, attached hereto as Exhibit "F", duly executed by Seller;

                 (vii) An affidavit, in the form, or substantially in the form, attached as Exhibit "G", in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury the Seller's United States identification number and that Seller is not a "foreign person" as that term is defined in Section 1445, duly executed and acknowledged by Seller;

                 (viii) A notice of sale in the form, or substantially in the form, attached hereto as Exhibit "H", (the "Tenant Notice Letter") for each of the Tenants, duly executed by Seller and Buyer;

                 (ix) The Lender's Consent and Estoppel in the form, or substantially in the form, prescribed in Section 5.3;

                 (x) Tenant estoppel certificates or letters as prescribed in Section 7.1(g), which estoppel certificates or letters shall be signed and dated by each Tenant not more than 30 days prior to the Closing Date and shall be in forms reasonably comparable to the form attached hereto as Exhibit "I"; provided, however, that for Anchor Tenants the forms may instead be reasonably comparable to that attached hereto as Exhibit "J";

                 (xi) All keys or other access devices in the possession of Seller or its agents to all locks located at the Project;

                 (xii) Originals of all Service Contracts (if any), copies of loan documents pertaining to the Existing Note and the Existing Lien; plans, governmental approvals, and other contracts and agreements in Seller's possession relating to the ownership and operation of the Project;

                 (xiii) Originals, to the extent available, and, if not available, true and correct copies of all books and records pertaining to the operation of the Project for the calendar years 1995 and 1996, and for the year-to-date 1997, in the possession of Seller or Seller's agent;

                 (xiv) Appropriate evidence of authorization and opinion of Seller's counsel reasonably satisfactory to the Title Company (if required by the Title Company) regarding the consummation of the transaction contemplated by this Contract;

                 (xv) Unless waived by Buyer, notices of cancellation, to be effective within thirty days of the Closing Date, of all Service Contracts affecting the Project;

                 (xvi) A reaffirmation certificate executed by Seller wherein Seller reaffirms and confirms that the representations and warranties of Seller set forth in this Contract are true and such representations and warranties of Seller remain true and correct in all material respects as of the Closing Date;

                 (xvii) Letters to all utility companies advising of the change of ownership of the Project and an assignment of any deposits currently held by the utility company for the benefit of the Seller; and

                 (xviii) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

         (b) Buyer. At the Closing, Buyer shall deliver or cause to be delivered to Seller or the Title Company, the following items:

                 (i)      The cash sum required by Section 3.1;

                 (ii) Duplicate originals of the Assignment of Leases duly executed by Buyer;

                 (iii) Duplicate originals of the Assignment of Service Contracts duly executed by Buyer;

                 (iv) Appropriate evidence of authorization reasonably satisfactory to Seller and the Title Company for the consummation of the transaction contemplated by this Contract; and

                 (v) Any other items reasonably requested by the Title Company as administrative requirements for consummating the Closing.

         8.3 Adjustments at Closing. Notwithstanding anything to the contrary contained in this Contract or applicable law, the provisions of this
Section 8.3 shall survive the Closing. All income and obligations attributable to days preceding the Closing Date shall be allocated to Seller, and all income and obligations attributable to days from and after the Closing Date shall be allocated to Buyer. Without limitation upon the foregoing, the following items shall be adjusted or prorated between Seller and Buyer as set forth below:

         (a) Ad valorem and personal property taxes relating to the Project for the calendar year in which the Closing occurs shall be prorated between Seller and Buyer as of the Closing Date based upon taxes actually paid by Seller for the calendar year in which the Closing occurs, if Seller has paid such taxes prior to Closing, and otherwise upon the ad valorem and personal property taxes due assuming payment on December 31st of the year of Closing.
If the actual amount of taxes for the calendar year in which the Closing shall occur is not known as of the Closing Date, the proration shall be based on the amount of taxes due and payable with respect to the Project using the latest assessed value and tax rate. All other assessments affecting the Project, if any, assessed prior to Closing Date, shall be paid by the Seller and if assessed after the Closing Date, shall be paid by the Buyer.

         (b) Base rents, escalation or reimbursement payments for real estate and personal property taxes, insurance premiums, CAM or other operating expenses and charges, payable with respect to the Project for the then current month shall be prorated as of the Closing Date. Percentage rents for each Tenant obligated therefor shall be pro-rated on the basis of the number of days lapsed during the Tenant's percentage rent period as of the Closing Date and not on the basis of the amount of the Tenant's sales which accrued during such percentage rent period as of the Closing Date. Such proration may not be capable of determination at the Closing Date, in which event, such prorations shall be made post-Closing. Any rent concessions granted by the Seller to Tenants for free rent, concessions or abatements, which apply to periods after the Closing Date shall not be prorated but shall be credited to the Buyer.
With respect to any Tenant ("Delinquent Tenant") who owes rents and other charges which at Closing are past due, such past due rents and other charges ("Delinquencies") shall not be prorated. Buyer shall use good faith efforts to collect Delinquencies and shall remit such Delinquencies, if any, if, as and when collected by Buyer; provided, however, that if a payment is received by Buyer from a Delinquent Tenant, such payment may be applied by Buyer first to any rents or other sums that are past due by such Delinquent Tenant from and after the Closing Date. The right to receive and collect all rents and profits, delinquent or otherwise, shall be assigned by Seller to Buyer at Closing.

         (c) All other income and ordinary operating expenses of the Project, including, without limitation, public utility charges, maintenance, management, and other service charges, and all other normal operating charges shall be prorated at the Closing effective as of the Closing Date based upon the best available information. The obligation of the parties to adjust, post-Closing, and any operating expenses as of the Closing Date, shall, to the extent unknown or not provided for at Closing, survive the Closing and shall be paid by the party responsible therefor within ten (10) days after written demand therefor has been made. Such demand shall include a copy of the invoice(s) for which payment or reimbursement is sought.

         (d) All obligations for tenant finish-out and other leasing concessions, relating to Leases entered into between the Contract Date and the Closing Date, shall be assumed by Buyer.

         8.4 Deferred Leasing Commissions. The amount of any unpaid leasing commissions payable on account and over the then current term of existing Leases as of the Contract Date shall either be paid by the Seller or treated as a credit to Buyer. Commissions payable on account of Leases which are subject to renewal at the option of the Tenant and with respect to which the options have not been exercised prior to the Closing Date shall not be covered by the preceding sentence, nor shall leasing commissions for Leases entered into between the Contract Date and the Closing Date; and the obligation for all such commissions shall be assumed at Closing by Buyer.

         8.5 Possession. Possession of the Project shall be delivered to Buyer by Seller at the Closing, subject to the rights of the Tenants.

         8.6 Costs of Closing. Each party shall be responsible for paying the legal fees of its counsel in negotiating, preparing, and closing the transaction contemplated by this Contract. Seller shall pay for the cost of the Survey, the Title Policy basic premium and any real estate tax searches. Buyer shall pay the additional Title Policy premium if it wishes the "survey exception" to be modified. Buyer shall also pay for the cost of its own engineering and environmental inspections and charges attributable to recording the warranty deed. The parties shall be responsible for the payment of any transfer fees and costs charged by the Lender, as provided in Section 5.3(c). The parties shall split the cost of any title company escrow fees. Any other expenses that are incurred by either party that are expressly identified herein as being the responsibility of a particular party shall be paid by such party. All other expenses shall be allocated between the parties in the customary manner for sales of commercial real properties similar to the Project which are located in Dallas County, Texas.

         8.7 Provisions of Article VIII to Survive Closing. The provisions of this Article VIII shall survive the Closing.

                                   ARTICLE IX
                             DEFAULTS AND REMEDIES

         9.1 Default of Buyer. If Buyer fails or refuses to consummate the transaction contemplated by this Contract, for any reason other than termination of this Contract by Buyer pursuant to a right to do so expressly set forth in this Contract, then such event shall constitute a default by Buyer hereunder and the Seller may, as the Seller's sole and exclusive remedy for such default, either (i) bring an action against the Buyer for specific performance of the Buyer's obligations under this Contract, or (ii) terminate this Contract by giving written notice thereof to Buyer and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to the Seller which shall constitute liquidated damages hereunder and thereafter neither party hereto shall have any further rights or obligations hereunder. It is agreed that the Earnest Money Deposit is a reasonable forecast of just compensation for the harm that would be caused by such default, which the parties agree is one that is incapable or very difficult of accurate estimation, and that payment of the Earnest Money Deposit upon such default shall constitute full satisfaction of Buyer's obligations hereunder.

         9.2 Default of Seller. If Seller fails or refuses to consummate the sale of the Project to Buyer pursuant to this Contract at the Closing or fails to perform any of Seller's other obligations hereunder for any reason other than Buyer's failure to perform Buyer's obligations under this Contract, then Buyer may, as Buyer's sole and exclusive remedy for such default, either
(i) bring an action against the Seller for specific performance of the Seller's obligations under this Contract, (ii) terminate this Contract by giving written notice thereof to Seller and the Title Company at or prior to the Closing Date, whereupon the Title Company shall deliver the Earnest Money Deposit (including the interest earned thereon) to Buyer and thereafter neither party hereto shall have any further rights or obligations hereunder, or (iii) receive the return of the Earnest Money Deposit and prosecute an action for damages if (but only if) Seller has conveyed or hypothecated the Project to a third party in violation of the terms hereof.

         9.3 Earnest Money. In the event either Seller or Buyer becomes entitled to the Earnest Money Deposit upon cancellation of this Contract in accordance with its terms, such party may deliver a letter of instruction to the Title Company directing disbursement of the Earnest Money Deposit to the party entitled thereto. The party delivering such notice to the Title Company shall concurrently deliver a copy of the notice to the other party hereto.
Upon the expiration of three (3) business days after its receipt of the letter of instructions, the Title Company may deliver the Earnest Money Deposit to the party as specified in the letter of instructions unless, within such three (3) business day period, the Title Company shall have received a written objection to such delivery from the other party hereto. In such event, the Title Company shall not deliver the Earnest Money Deposit to either party unless it has a written authorization to do so signed by both parties or a court order has been issued by a court of competent jurisdiction to deliver the Earnest Money Deposit to one of the parties hereto. The Title Company may deposit the Earnest Money Deposit into a court of competent jurisdiction and thereafter shall have no further interest in or responsibility for this Contract or for the Earnest Money Deposit.

         9.4 Indemnification of Title Company. Each party hereto hereby indemnifies and holds harmless the Title Company from any loss, damage or claim therefor arising out of or in connection with the receipt and disposition of the Earnest Money Deposit in accordance with the instructions set forth in this Contract. These indemnities shall survive the termination of this Contract or a closing pursuant hereto.

                                   ARTICLE X
                             BROKERAGE COMMISSIONS

         10.1 Amount. If (but only if) this sale is consummated, Seller hereby agrees to pay to Aegis Realty Group, Inc., San Antonio, Texas, Grubb & Ellis, Dallas, Texas, and United Commercial Development, Inc., Dallas, Texas (hereinafter referred to collectively as the "Brokers"), for the Brokers' services in connection with this transaction, a commission pursuant to a separate agreement between Seller and the Brokers.

         10.2 Indemnity. Seller hereby represents and warrants to Buyer that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction, and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby. Buyer hereby represents and warrants to Seller that Buyer has not contracted or entered into any agreement with any real estate broker, agent, finder, or other party in connection with this transaction, other than the Brokers identified in Section 10.1, and that Buyer has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due or payable to any other party with respect to the transaction contemplated hereby, except such Brokers. Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this
Section 10.2. The indemnities set forth in this Section 10.2 shall survive the Closing.

                                   ARTICLE XI
                            CASUALTY OR CONDEMNATION

         (a) Seller agrees to give Buyer and Title Company prompt notice of any fire or other casualty affecting the Project or of any actual or threatened taking or condemnation of all or any portion of the Project. If, prior to the Closing, there shall occur:

                 (i) damage to the Project caused by fire or other casualty; or

                 (ii) a threatened or actual taking or condemnation of all or any portion of the Project,

then, Buyer shall have the right to terminate this Contract by written notice delivered to Seller within ten (10) days after Buyer has received notice from Seller of that event or the date on which Buyer learns of that event, whichever shall last occur. If Buyer terminates this Contract, the Earnest Money Deposit shall be returned to Buyer and the parties shall have no further obligations under this Contract, or to each other with respect to the subject matter of this Contract. Notwithstanding the foregoing, in the event that the cost of repairing or restoring such damage shall be covered by available insurance and such cost shall be less than $100,000, then Buyer shall proceed to Closing and Seller shall assign at Closing to Buyer its right, title and interest in the insurance proceeds available to repair or restore the damage or destruction and to any applicable rent loss insurance and, in addition, Seller shall credit the Purchase Price with the amount of any deductible under such insurance policy(s).

         (b) In the event of damage or destruction to the Project in excess of $100,000.00, Buyer may postpone the Closing Date for up to ten (10) days pending a determination of the nature and extent of such damage or destruction and the availability and adequacy of insurance proceeds. Such postponement shall be by written notice from Buyer to Seller and Title Company and shall remain in effect for up to ten (10) days (or a lesser period if ten days are not needed for Buyer's determination of the nature and extent of the damage or destruction and the availability and adequacy of insurance proceeds for repair or restoration).

         (c) If the cost to repair or replace the damage is reasonably estimated by the Seller's insurance adjuster to exceed $100,000, then at Buyer's election and in its sole discretion, Buyer may elect to proceed with the Closing and at the Closing, Seller shall assign to Buyer its right, title and interest in the insurance proceeds available to repair or restore the damage or destruction and to any applicable rent loss proceeds, and Seller shall credit the Purchase Price with the amount of any deductible under such insurance policy(s).

         (d) In the event that Buyer fails to notify Seller and Title Company of its intention to proceed to Closing and accept as assignment of the insurance proceeds within ten (10) days after the date of a damage or destruction in excess of $100,000.00, then this Contract shall automatically terminate and the Earnest Money Deposit shall be returned to Buyer forthwith.

                                  ARTICLE XII
                                 MISCELLANEOUS

         12.1 Notices. All notices, demands, requests, and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered on receipt if delivered by hand, overnight delivery, or by facsimile, or whether actually received or not, three (3) days after having been deposited in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as follows:

         If to Seller:             United Commercial Development, Inc.
                                   7001 Preston Road, Suite 225
                                   Dallas, Texas 75205
                                   Attention:  James S. Ziegler
                                   Telephone: (214) 526-6262
                                   Telecopy: (214) 523-0800

         With a Copy to:           James H. Wallenstein, Esq.
                                   Jenkens & Gilchrist, P.C.
                                   1445 Ross Avenue, Suite 3200
                                   Dallas, Texas  75202-2799
                                   Telephone: (214) 855-4308
                                   Telecopy: (214) 855-4300

         If to Buyer:              United Investors Realty Trust
                                   5847 San Felipe, Suite 850
                                   Houston, Texas 77057
                                   Attention:   Randall Keith
                                   Chief Operating Officer
                                   Telephone: (713) 781-2858
                                   Telecopy:  (713) 268-6005

         With a Copy to:           Lewis H. Sandler, Esq.
                                   United Investors Realty Trust
                                   8080 North Central Expressway, Suite 400
                                   Dallas, Texas 75206
                                   Telephone: (214) 360-3665
                                   Telecopy:  (214) 360-3696

                                   James, Goldman & Haugland, P.C.
                                   Attn: Merton B. Goldman, Esq.
                                   8th Floor Texas Commerce Bank Bldg.
                                   201 East Main
                                   El Paso, Texas 79901
                                   Telephone:  (915) 532-3911
                                   Telecopy:  (915) 541-6440

         12.2 Governing Law. This Contract is being executed and delivered, and is intended to be performed, in the State of Texas, and the laws of Texas shall govern the validity, construction, enforcement, and interpretation of this Contract. This Contract is performable in, and the exclusive venue for any action brought with respect hereto, shall lie in Dallas County, Texas.

         12.3 Entirety and Amendments. This Contract embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the project, and may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         12.4 Parties Bound. This Contract shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns, but shall not inure to the benefit of another party.

         12.5 Saturday, Sunday or Legal Holiday. If any date set forth in this Contract for the performance of any obligation by Buyer or Seller or for the delivery of any instrument or notice should be on other than a Business Day, the compliance with such obligations or delivery shall be deemed acceptable on the next following Business Day.





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
         12.6 Time is of the Essence. It is expressly agreed by Seller and Buyer that time is of the essence with respect to this Contract.

         12.7 Exhibits. The Exhibits which are referenced in, and attached to, this Contract are incorporated in, and made a part of, this Contract for all purposes.

         12.8 Attorney's Fees. If either party hereto shall be required to employ an attorney to enforce or defend the rights of such party hereunder, the prevailing party shall be entitled to recover its reasonable attorney's fees and costs.

         12.9 Expiration of Offer. The execution by one party hereto and delivery to the other party hereto of an executed counterpart of this Contract shall constitute an offer to sell or purchase the Project, as may be the case, upon the terms stated herein. If a counterpart of this Contract executed by one party hereto without modification is not received by the other party hereto within three (3) business days after the time and date of the execution by the first, as indicated below, the offer contained in this Contract shall be null and void.

         12.10 Multiple Counterparts. This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either of the parties hereto may execute this Contract by signing any such counterpart.

         12.11 Severability. If any provision of this Contract shall, for any reason, is held to violate any applicable law, and so much of this Contract is held to be unenforceable, then the invalidity of such specific provision shall not be held to invalidate any other provision of this Contract which shall remain in full force and effect.

         12.12 Assignment. This Contract may be assigned by Buyer to (but only to) any affiliated entity without the prior written consent of Seller.

         12.13 DTPA Waiver. To the extent applicable and permitted by law (and without admitting such applicability), Buyer hereby waives the provisions of the Texas Deceptive Trade Practices-Consumer Protection Act, Chapter 17, Subchapter E, Sections 17.41 through 17.63, inclusive (other than Section 17.555, which is not waived). Buyer represents and warrants to Seller that Buyer is acquiring the Project for commercial or business use and has been and will continue to be represented by legal counsel in connection with the transactions contemplated herein.

         12.14 Buyer is hereby advised that one of the parties comprising Seller and/or an affiliate of such party is contemplating the purchase from Cosmopolitan Lady of promissory notes which it receives from its members. These promissory notes will likely originate in various locations of Cosmopolitan Lady in the Dallas/Fort Worth Metroplex, which may or may not include the Cosmopolitan Lady operation at the Project.



                       [ALL SIGNATURES ON THE NEXT PAGE]

         EXECUTED by Buyer on the 4th day of December, 1997.

                                 BUYER:

                                 UNITED INVESTORS REALTY TRUST,
                                 a Texas real estate investment trust


                                 By:  /s/ RANDALL D. KEITH
                                    ----------------------------------------
                                 Name:    Randall D. Keith
                                      --------------------------------------
                                 Title:   VP
                                       -------------------------------------


         EXECUTED by Seller on the 5th day of December, 1997.

                                 SELLER:

                                 ROSEMEADE PARK LIMITED PARTNERSHIP,
                                 a Texas limited partnership

                                 By:      Beltline Country Club/Rosemeade
                                          Corp., a Texas corporation,
                                          its General Partner



                                          By: /s/ JEFFREY G. MUNDY
                                             -------------------------------
                                                  Jeffrey G. Mundy
                                                  Vice President



Receipt of a fully executed copy of the Contract and a check, subject to collection for the Earnest Money Deposit received this 5th day of December, 1997.

                                 TITLE COMPANY:

                                 REPUBLIC TITLE OF TEXAS, INC.


                                 By:  /s/ PAULETTE HUBBARD
                                    ----------------------------------------
                                          Paulette Hubbard
                                          Escrow Officer

                              List of Attachments

         Exhibit "A"      -       Description of Land
         Exhibit "B"      -       [Intentionally Deleted]
         Exhibit "C"      -       Form of Special Warranty Deed
         Exhibit "D"      -       Form of Assignment of Leases
         Exhibit "E"      -       Form of Bill of Sale and Assignment
         Exhibit "F"      -       Form of Assignment of Service Contracts
         Exhibit "G"      -       Non-Foreign Affidavit
         Exhibit "H"      -       Form of Tenant Notice Letter
         Exhibit "I"      -       First-Choice Form of Tenant Estoppel Letter
         Exhibit "J"      -       Second-Choice Form of Tenant Estoppel Letter

                                  EXHIBIT "A"

                              DESCRIPTION OF LAND

TRACT 1:

LOT 1, BLOCK A

Being a tract of land out the J. M. Robinson Survey, Abstract No. 1120, and in the City of Carrollton, Denton County, Texas and being all of Lot 1, Block A, Rosemeade Park as recorded in Cabinet E, Plage 162 of the Plat Records of Denton County, Texas and being more particularly described by metes and bounds as follows:

COMMENCING at an "x" cut in concrete set at northwest intersection of the right of way lines of Rosemeade Parkway (100' R.O.W.) and Marsh Lane (100' R.O.W.), same being the southeast corner of Lot 3, Block A, Rosemeade Park;

THENCE North 89 degrees 55 minutes 00 seconds West with the north line of Rosemeade Parkway and the south line of Lots 2 and 3, a distance of 600.48 feet, passing at 222.00 feet a found 1/2" iron rod at the southeast corner of Lot 2, Block A to a found "x" cut in concrete at the southeast corner of said Lot 1, Block A, same being the PLACE OF BEGINNING of the tract herein described;

THENCE North 89 degrees 55 minutes 00 seconds West with the north line of Rosemeade Parkway and the south line of Lot 1, a distance of 217.09 feet a found 1/2" iron rod at the southwest corner of said Lot 1, Block A;

THENCE North 00 degrees 05 minutes 00 seconds East with the west boundary line of said Lot 1, Block A for a distance of 274.47 feet to a 1/2" iron rod, witnessed by a found "X" cut in concrete at a 9.5 feet offset in a westerly direction, found for corner at the point of curvature of a curve to the right having a central angle of 64 degrees 06 minutes 53 seconds, a radius of 50.00 feet and a tangent of 31.31 feet;

THENCE continuing along said west line of said Lot 1 and along said curve to the right a distance of 55.95 feet to a 1/2" iron rod witnessed by a found "X" cut in concrete at a 9.6 feet offset in a northwesterly direction, found at the point of reverse curve of a curve to the left having a central angle of 23 degrees 44 minutes 11 seconds, a radius of 965.00 feet and a tangent of 202.80 feet;

THENCE continuing along said west line of said Lot 1 and along said curve to the left a distance of 399.78 feet a 1/2" iron rod found at the northeast corner of Lot 1, same being the northwest corner of Lot 2, Block A, Rosemeade Park Addition;

THENCE South 00 degrees 05 minutes 00 seconds West with the common line of said Lots 1 and 2 a distance of 179.48 feet to a found "X" cut in pavement for an angle point in said line;

THENCE South 89 degrees 55 minutes 00 seconds East with the common line of said Lots 1 and 2 a distance of 18.00 feet to a found "x" cut in pavement, which point lies 0.95 feet westerly from the west wall of an existing Kroger Store, for an angle point in said line;

THENCE South 00 degrees 05 minutes 00 seconds West with the common line of said Lots 1 and 2 a distance of 113.00 feet to a found "X" cut in pavement for an angle point in said line;

THENCE North 89 degrees 55 minutes 00 seconds West with the common line of said Lots 1 and 2 a distance of 142.91 feet to a found "X" cut in pavement for an angle point in said line;

THENCE South 00 degrees 05 minutes 00 seconds West with the common line of said Lots 1 and 2 a distance of 270.00 feet to the Point of Beginning and containing
2.522 acres of land more or less.

TRACT 2:

LOT 3, BLOCK A

Being a tract of land out the J. M. Robinson Survey, Abstract No. 1120, and in the City of Carrollton, Denton County, Texas and being all of Lot 3a, Block A, Rosemeade Park as recorded in Cabinet I, Page 275 of the Plat Records of Denton County, Texas and being more particularly described by metes and bounds as follows:

COMMENCING at an "x" cut in concrete set at northwest intersection of the right of way lines of Rosemeade Parkway (100' R.O.W.) and Marsh Lane (100' R.O.W.), same being the southeast corner of Lot 3b, Block A, Rosemeade Park as recorded in Cabinet I, Slide 275 of the Plat Records of Denton County, Texas;

THENCE North 89 degrees 55 minutes 00 seconds West with the north line of Rosemeade Parkway and the south line of said Lot 3b, a distance of 222.00 feet to a found 1/2" iron rod at the southwest corner of said Lot 3b, same being the southeast corner of Lot 2, Block A, Rosemeade Park Addition as recorded in Cabinet E, Page 162 of the Plat Records of Denton County, Texas;

THENCE North 00 degrees 05 minutes 00 seconds East with the common line between said Lots 2 and 3b for a distance of 160.00 feet to a found 1/2" iron rod at the northwest corner of said Lot 3b, same being the southwest corner of Lot 3a, Block A and being the PLACE OF BEGINNING of the herein described tract;

THENCE North 00 degrees 05 minutes 00 seconds East with the common line between said Lots 2 and 3a for a distance of 122.00 feet to a found "X" cut in concrete for an angle point in the common line between said Lots 2 and 3a; THENCE South 89 degrees 55 minutes 00 seconds East with the common line between said Lots 2 and 3a for a distance of 28.43 feet to a found "X" cut in concrete for an angle point in said line;

THENCE North 00 degrees 05' 00' East with the common line between said Lots 2 and 3a for a distance of 269.27 feet to a found 1/2" iron rod at the northwest corner of said Lot 3a, same being the northeast corner of said Lot 2 and being the point of curvature of a non-tangent curve to the left having a central angle of 01 degrees 37' 25", a radius which bears North 01 degrees 54' 41" East a distance of 975.00 feet and a tangent of 13.82 feet;

THENCE along the north line of said Lot 3a and along said curve to the left a distance of 27.63 to a 1/2" iron rod found at the point of tangency of said curve to the left; THENCE South 89 degrees 42' 44" East a distance of 167.91 feet with the north line of Lot 3 to a 1/2" iron rod found at the northeast corner of said Lot 3b and being in the west right of way line of Marsh Lane;

THENCE South 00 degrees 17' 16" West with the east line of said Lot 3a and the west right-of-way line of Marsh Lane (a 100' ROW) a distance of 390.18 feet to a found 1/2" iron rod at the southeast corner of said Lot 3a, same being the northeast corner of said Lot 3b;

THENCE North 89 degrees 55' 00" West with the common line of said Lots 3a and 3b a distance of 222.57 feet to the Point of Beginning and containing 1.826 acres of land more or less.

TRACT 3:

LOT 3B, BLOCK A

Being a tract of land out the J. M. Robinson Survey, Abstract No. 1120, and in the City of Carrollton, Denton County, Texas and being all of Lot 3b, Block A Rosemeade Park as recorded in Cabinet I, Page 275 of the Plat Records of Denton County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at an "x" cut in concrete set at northwest intersection of the right of way lines of Rosemeade Parkway (100' R.O.W.) and Marsh Lane (100' R.O.W.), same being the southeast corner of Lot 3b, Block A, Rosemeade Park;

THENCE North 89 degrees 55' 00" West with the north line of Rosemeade Parkway and the south line of said Lot 3b, a distance of 222.00 feet to a found 1/2" iron rod at the southwest corner of said Lot 3b, same being the southeast corner of Lot 2, Block A, Rosemeade Park Addition as recorded in Cabinet E, Page 162 of the Plat Records of Denton County, Texas;

THENCE North 00 degrees 05' 00" East with the common line between said Lots 2 and 3b for a distance of 160.00 feet to a found 1/2" iron rod at the northwest corner of said Lot 3b, same being the southwest corner of Lot 3a, Block A as recorded in Cabinet I, Page 275 of the Plat Records of Denton County, Texas;

THENCE South 89 degrees 55' 00" East with the common line between said Lost 3b and 3a for a distance of 222.57 feet to a found 1/2" iron rod at the northeast corner or said Lot 3b, same being the southeast corner of said Lot 3a;

THENCE South 00 degrees 17' 16" West with the east line of said Lot 3b and the west right-of-way line of Marsh Lane (a 100' ROW) a distance of 160.00 feet to the Point of Beginning and containing 0.817 acres of land more or less.